PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION REPORTS

FIRST QUARTER EARNINGS

McLean, VA, May 5, 2004—Highland Hospitality Corporation (NYSE: HIH), a newly formed lodging real estate investment trust, or REIT, today reported its consolidated financial results for the quarter ended March 31, 2004.

Consolidated Financial Results

For the quarter ended March 31, 2004, the Company reported consolidated total revenue of $18.7 million and consolidated net income of $.6 million, or $.01 per diluted share. Funds from operations, or FFO, which is defined as consolidated net income plus depreciation and amortization, were $2.2 million, or $.05 per diluted share, for the quarter. Earnings before interest, income taxes and depreciation and amortization, or EBITDA, were $1.6 million, or $.04 per diluted share, for the quarter.

On January 8, 2004, the Company acquired the 238-room Hilton Tampa Westshore hotel for $30.2 million, including the assumption of mortgage debt of $17 million. On January 12, 2004, the Company acquired the 158-room Hilton Garden Inn Baltimore/Washington International (BWI) Airport hotel for $22.7 million. The consolidated financial results for the first quarter 2004 include the results of operations for the two hotels from their respective acquisition dates.

“We are pleased with our consolidated results for our first full quarter as a public company,” said James L. Francis, Chief Executive Officer and President of Highland Hospitality Corporation. “We are encouraged with the performance of our initial hotel portfolio during the quarter and we believe these hotels will continue to benefit from overall industry improvements, coupled with our renovation and asset management efforts. Our REIT structure has enabled us to generate positive cash flows and income in our first full quarter of operations.”

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Management believes both FFO and EBITDA to be key measures of a REIT’s financial performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

Hotel Operating Performance

For the quarter ended March 31, 2004, the Company’s seven hotels generated $18.7 million of total revenue and $3.8 million of hotel operating profit. Included in the following table are the key hotel operating statistics for the Company’s seven hotel properties for the first quarter 2004. Also included is a comparison of the hotel operating statistics for the first quarter 2004 and 2003 for the Company’s five hotel properties that were open and operating during both periods. This latter comparison does not include, for either period, hotel operating statistics for the Sugar Land Marriott hotel and Hilton Garden Inn Virginia Beach hotel, as these two hotels did not open for business until October 2003 and November 2003, respectively. The hotel operating statistics for the five hotels for the first quarter 2003 reflect the results of operations of the hotels under previous ownership.

	Quarter Ended March 31, 2004		Quarter Ended March 31, 2003
	Total	Comparable	Comparable
Occupancy %	67.8%	74.3%	74.9%
Average Daily Rate (“ADR”)	$116.68	$120.93	$117.19
Revenue per Available Room (“RevPAR”)	$79.11	$89.84	$87.81

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Balance Sheet/Liquidity

As of March 31, 2004, the Company had $184.4 million of cash and cash equivalents. Total assets were $392.2 million, including $199.1 million of net investment in hotel properties, total debt was $17.0 million, and stockholders’ equity was $356.6 million.

During the first quarter, the Company generated $2.4 million of cash flow from its operations and used $40.1 million in investing activities, primarily to acquire the Hilton Tampa Westshore hotel and the Hilton Garden Inn BWI Airport hotel. Both of these hotels were under contract prior to the completion of the Company’s initial public offering on December 19, 2003.

The Company is currently in negotiations with several financial institutions to obtain a corporate credit facility, as well as long-term fixed rate non-recourse property mortgage debt. The corporate credit facility and property mortgage debt will provide the capacity and flexibility for the Company to meet its investment objectives and to maintain its targeted leverage objectives of 40 – 50% debt-to-capitalization. The Company anticipates that these financings will be completed during the second quarter 2004.

Investment Outlook/Pipeline

The Company continues to actively pursue investment opportunities. Since its initial public offering, the Company has closed on its initial portfolio of seven hotels using $206 million of total consideration, payable in the form of cash, limited partnership units in Highland Hospitality, L.P., the Company’s operating partnership, and the assumption of debt.

James L. Francis stated, “The initial seven hotels we have acquired are an excellent representation of our investment strategy. We continue to focus on hotels that will provide us with upside through new management expertise, upgrading and renovating, franchise repositioning and intense asset management. We see a strong and competitive

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

acquisition market with many opportunities available to us, but we will continue to carefully allocate our capital to investments that will maximize our returns and increase shareholders’ value over the long-term.”

Dividend Outlook

The Company currently anticipates that it will declare its first dividend by the end of the second quarter based on its cash flow performance in the first quarter and its anticipated performance in the second quarter.

2004 Outlook

“We are encouraged by the performance of our industry and our portfolio during the first quarter 2004,” advised Mr. Francis. “With key business travel and overall demand indicators pointing positive, we expect that the industry and our portfolio will continue to benefit from these strong fundamentals. Our results for 2004 will be based on this favorable industry environment, combined with the anticipated timing of our investments. We remain confident that we will invest significant capital by the end of the year and position ourselves for continued improvements in 2005.”

Investor Conference Call and Simulcast

Highland Hospitality Corporation will conduct a conference call at 10:00 AM EST on Wednesday, May 5, 2004, to discuss its first quarter 2004 financial results. The number to call for this interactive teleconference is 1 (800) 862-9098 (within the United States) and 1 (785) 424-1051 (for international calls). The conference I.D. is Highland. A playback will be available through May 12, 2004. To listen to a replay of the call, please call 1 (888) 566-0177 (within the United States) or 1 (402) 530-9315 (for international calls).

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

The Company will also provide an online simulcast and rebroadcast of the first quarter 2004 earnings conference call. The live broadcast of Highland’s quarterly conference call will be available at the Company’s website at www.highlandhospitality.com. The online replay will follow shortly after the call and will continue through August 5, 2004.

Highland Hospitality Corporation is a newly formed, self advised lodging real estate investment trust, or REIT, focused on hotel investment primarily in the United States. The Company currently owns seven hotel properties in five states with an aggregate of 1,725 rooms. Additional information can be found on the Company’s website at www.highlandhospitality.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the word “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of Highland’s control. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2004	December 31, 2003
ASSETS
Investment in hotel properties, net	$199,065	$147,562
Cash and cash equivalents	184,473	225,630
Restricted cash	1,209	—
Accounts receivable, net	3,611	2,917
Prepaid expenses and other assets	3,821	3,379

Total assets	$392,179	$379,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage loan	$17,000	$—
Accounts payable and accrued expenses	8,785	6,936
Payable to affiliates	702	8,832
Other liabilities	652	—

Total liabilities	27,139	15,768

Minority interest in operating partnership	8,452	8,457
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding at March 31, 2004 and December 31, 2003	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 39,970,011 shares and 39,882,500 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	400	399
Additional paid-in capital	366,502	365,454
Unearned compensation	(8,241)	(7,917)
Accumulated deficit	(2,073)	(2,673)

Total stockholders’ equity	356,588	355,263

Total liabilities and stockholders’ equity	$392,179	$379,488

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

Three Months Ended March 31, 2004
REVENUE
Rooms	$12,113
Food and beverage	5,887
Other	734

Total revenue	18,734

EXPENSES
Hotel operating expenses:
Rooms	2,572
Food and beverage	4,748
Other direct	483
Indirect	7,138

Total hotel operating expenses	14,941
Depreciation and amortization	1,594
Corporate general and administrative:
Stock-based compensation	706
Other	1,491

Total operating expenses	18,732

Operating income	2
Interest income	381
Interest expense	310

Income before minority interest in operating partnership and income taxes	73
Minority interest in operating partnership	(14)
Income tax benefit	541

Net income	$600

Earnings per share:
Basic	$0.02
Diluted	$0.01
Weighted average number of common shares outstanding:
Basic	39,919,842
Diluted	40,055,878

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FFO AND EBITDA

(in thousands, except per share data)

The following table reconciles net income to FFO for the quarter ended March 31, 2004:

Net income	$600
Add: Depreciation and amortization	1,594

FFO	$2,194

FFO per share:
Basic	$0.05
Diluted	$0.05

The following table reconciles net income to EBITDA for the quarter ended March 31, 2004:

Net income	$600
Add: Depreciation and amortization	1,594
Interest expense	310
Less: Interest income	(381)
Income tax benefit	(541)

EBITDA	$1,582

EBITDA per share:
Basic	$0.04
Diluted	$0.04